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                                                                    EXHIBIT 99.2

[NETWORK SOLUTIONS LOGO]
                             TENTATIVE AGREEMENTS AMONG ICANN, THE U.S.
                             DEPARTMENT OF COMMERCE, AND NETWORK SOLUTIONS, INC.

                             (Posted September 28, 1999)

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[NOTE: ICANN HAS POSTED THE FOLLOWING DOCUMENT FOR PUBLIC REVIEW AND COMMENT. TO
SUBMIT COMMENTS, CLICK HERE.]

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                               REGISTRY AGREEMENT

This REGISTRY AGREEMENT ("Agreement") is by and between the Internet Corporation for Assigned Names and Numbers, a not-for-profit corporation, and Network Solutions, Inc., a Delaware corporation.

DEFINITIONS


For purposes of this Agreement, the following definitions shall apply:

          1. A "Consensus Policy" is one adopted by ICANN as follows:

          (a) "Consensus Policies" are those adopted based on a consensus among Internet stakeholders represented in the ICANN process, as demonstrated by (1) the adoption of the policy by the ICANN Board of Directors, (2) a recommendation that the policy should be adopted by at least a two-thirds vote of the council of the ICANN Supporting Organization to which the matter is delegated, and (3) a written report and supporting materials (which must include all substantive submissions to the Supporting Organization relating to the proposal) that (i) documents the extent of agreement and disagreement among impacted groups, (ii) documents the outreach process used to seek to achieve adequate representation of the views of groups that are likely to be impacted, and (iii) documents the nature and intensity of reasoned support and opposition to the proposed policy.

          (b) In the event that NSI disputes the presence of such a consensus, it shall seek review of that issue from an Independent Review Panel established under ICANN's bylaws. Such review must be sought within fifteen working days of the publication of the Board's action adopting the policy. The decision of the panel shall be based on the report and supporting materials required by subsection (a) above. In the event that NSI seeks review and the Panel sustains the Board's


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          determination that the policy is based on a consensus among Internet stakeholders represented in the ICANN process, then NSI must implement such policy unless it promptly seeks and obtains injunctive relief under Section 13 below.

          (c) If, following a decision by the Independent Review Panel convened under subsection (b) above, NSI still disputes the presence of such a consensus, it may seek further review of that issue within fifteen working days of publication of the decision in accordance with the dispute resolution procedures set forth in Section 13 below; provided, however, that NSI must continue to implement the policy unless it has obtained injunctive relief under Section 13 below or a final decision is rendered in accordance with the provisions of Section 13 that relieves NSI of such obligation. The decision in any such further review shall be based on the report and supporting materials required by subsection (a) above.

          (d) A policy adopted by the ICANN Board of Directors on a temporary basis, without a prior recommendation by the council of an ICANN Supporting Organization, shall also be considered to be a Consensus Policy if adopted by the ICANN Board of Directors by a vote of at least two-thirds of its members, and if immediate temporary adoption of a policy on the subject is necessary to maintain the stability of the Internet or the operation of the domain name system, and if the proposed policy is as narrowly tailored as feasible to achieve those objectives. In adopting any policy under this provision, the ICANN Board of Directors shall state the period of time for which the policy is temporarily adopted and shall immediately refer the matter to the appropriate Supporting Organization for its evaluation and review with a detailed explanation of its reasons for adopting the temporary policy and why the Board believes the policy should receive the consensus support of Internet stakeholders. If the period of time for which the policy is adopted exceeds 45 days, the Board shall reaffirm its temporary adoption every 45 days for a total period not to exceed 180 days, in order to maintain such policy in effect until such time as it meets the standard set forth in subsection (a) above. If the standard set forth in subsection (a) above is not met within the temporary period set by the Board, or the council of the Supporting Organization to which it has been referred votes to reject the temporary policy, it will no longer be a "Consensus Policy."

          (e) For all purposes under this Agreement, the policies identified in Appendix A adopted by the ICANN Board of Directors before the effective date of this Agreement shall be treated in the same manner and have the same effect as "Consensus Policies."

          (f) In the event that, at the time the ICANN Board adopts a policy under subsection (a) above during the term of this Agreement, ICANN does not have in place an Independent Review Panel established under ICANN's bylaws, the fifteen working day period allowed under subsection (b) above to seek review shall be extended until fifteen working days after ICANN does have such an Independent Review Panel in place and NSI shall not be obligated to comply with the policy in the interim.

2. The "Effective Date" is the date on which the Agreement is signed by ICANN and NSI.

3. The "Expiration Date" is the date specified in Section 23 below.

4. "gTLDs" means the .com, .net, and .org TLDs, and any new gTLDs established by ICANN.

5. "ICANN" refers to the Internet Corporation for Assigned Names and Numbers, a party to this Agreement.

6. "NSI" refers to Network Solutions, Inc., in its capacity as a domain name registry for the Registry TLDs, a


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party to this Agreement.

7. "Personal Data" refers to data about any identified or identifiable natural person.

8. "Registry Data" means all data maintained in electronic form in the registry database, and shall include Zone File Data, all data submitted by registrars in electronic form, and all other data concerning particular registrations or nameservers maintained in electronic form in the registry database.

9. "Registry Services" means operation of the registry for the Registry TLDs and shall include receipt of data concerning registrations and nameservers from registrars, provision of status information to registrars, operation of the registry TLD zone servers, and dissemination of TLD zone files.

10. "Registry TLDs" refers to the .com, .net, and .org TLDs.

11. "SLD" refers to a second-level domain in the Internet domain name system.

12. "Term of this Agreement" begins on the Effective Date and runs through the earliest of (a) the Expiration Date, (b) termination of this Agreement under
Section 14 or Section 16(c), or (c) termination of this Agreement pursuant to withdrawal of the Department of Commerce's recognition of ICANN under Section 24.

13. "TLD" refers to a top-level domain in the Internet domain name system.

14. "Zone File Data" means all data contained in domain name system zone files for the Registry TLDs as provided to TLD nameservers on the Internet.

AGREEMENTS

NSI and ICANN agree as follows:

1. Designation of Registry. ICANN acknowledges and agrees that NSI is and will remain the registry for the Registry TLD(s) throughout the Term of this Agreement.

2. Recognition in Authoritative Root Server System. In the event and to the extent that ICANN is authorized to set policy with regard to an authoritative root server system, it will ensure that (A) the authoritative root will point to the TLD zone servers designated by NSI for the Registry TLDs throughout the Term of this Agreement and (B) any changes to TLD zone server designation submitted to ICANN by NSI will be implemented by ICANN within five business days of submission. In the event that this Agreement is terminated (A) under Section 14 or 16(C) by NSI or (B) under Section 24 due to the withdrawal of recognition of ICANN by the United States Department of Commerce, ICANN's obligations concerning TLD zone server designations for the .com, .net, and .org TLDs in the authoritative root server system shall be as stated in a separate agreement between ICANN and the Department of Commerce.

3. General Obligations of NSI.

          (A) During the Term of this Agreement:

                    (i) NSI agrees that it will operate the registry for the Registry TLDs in accordance with this Agreement;

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                    (ii) NSI shall comply, in its operation of the registry,
                    with all Consensus Policies insofar as they:

                              (a) are adopted by ICANN in compliance with
                              Section 4 below,

                              (b) relate to one or more of the following: (1) issues for which uniform or coordinated resolution is reasonably necessary to facilitate interoperability, technical reliability and/or stable operation of the Internet or domain-name system, (2) registry policies reasonably necessary to implement Consensus Policies relating to registrars, or (3) resolution of disputes regarding the registration of domain names (as opposed to the use of such domain names), and

                              (c) do not unreasonably restrain competition.

          (B) NSI acknowledges and agrees that upon the earlier of (i) the Expiration Date or (ii) termination of this Agreement by ICANN pursuant to Section 14, it will cease to be the registry for the Registry TLDs, unless prior to the end of the term of this Agreement NSI is chosen as the Successor Registry in accordance with the provisions of this Agreement.

          (C) To the extent that Consensus Policies are adopted in conformance with Section 4 of this Agreement, the measures permissible under
          Section 3(A)(ii)(b) shall include, without limitation:

                    (i) principles for allocation of SLD names (e.g., first-come/first-served, timely renewal, holding period after expiration);

                    (ii) prohibitions on warehousing of or speculation in domain names by registries or registrars;

                    (iii) reservation of SLD names that may not be registered initially or that may not be renewed due to reasons reasonably related to (a) avoidance of confusion among or misleading of users, (b) intellectual property, or (c) the technical management of the DNS or the Internet (e.g., "example.com" and single-letter/digit names); and

                    (iv) the allocation among continuing registrars of the SLD names sponsored in the registry by a registrar losing accreditation.

Nothing in this Section 3 shall limit or otherwise affect NSI's obligations as set forth elsewhere in this Agreement.

4. General Obligations of ICANN. With respect to all matters that impact the rights, obligations, or role of NSI, ICANN shall during the Term of this
Agreement:

          (A) exercise its responsibilities in an open and transparent manner;

          (B) not unreasonably restrain competition and, to the extent feasible, promote and encourage robust competition;

          (C) not apply standards, policies, procedures or practices arbitrarily, unjustifiably, or inequitably and not single out NSI for disparate treatment unless justified by substantial and reasonable


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          cause; and

          (D) ensure, through its reconsideration and independent review policies, adequate appeal procedures for NSI, to the extent it is adversely affected by ICANN standards, policies, procedures or practices.

5. Protection from Burdens of Compliance With ICANN Policies. ICANN hereby agrees to indemnify and hold harmless NSI, and its directors, officers, employees and agents from and against any and all claims, damages or liabilities arising solely from NSI's compliance as required by this Agreement with an ICANN policy adopted after both parties have entered into this Agreement, except that NSI shall not be indemnified or held harmless hereunder to the extent that the claims, damages or liabilities arise from the particular manner in which NSI has chosen to comply with the policy. In addition, NSI shall be given a reasonable period after receiving notice of adoption of an ICANN Consensus Policy in which to comply with that policy.

6. NSI Registry-Level Financial Support of ICANN. NSI, in its role as operator of the registry for the Registry TLDs, shall pay the gTLD registry-level fees adopted by ICANN in conformance with Section 4 of this Agreement, provided such fees are reasonably allocated among all gTLD registries that contract with ICANN and provided further that, if NSI's share of the total gTLD registry-level fees are or are budgeted to be in excess of $250,000 in any given year, any such excess must be expressly approved by gTLD registries accounting, in aggregate, for payment of two-thirds of all gTLD registry-level fees. NSI shall pay such fees in a timely manner throughout the Term of this Agreement, and notwithstanding the pendency of any dispute between NSI and ICANN. NSI agrees to prepay $250,000 toward its share of gTLD registry-level fees at the time of signing of this Agreement.

7. Data Escrow. NSI shall deposit into escrow all Registry Data on a schedule (not more frequently than weekly for a complete set of Registry Data, and daily for incremental updates) and in an electronic format mutually approved from time to time by NSI and ICANN, such approval not to be unreasonably withheld by either party. The escrow shall be maintained, at NSI's expense, by a reputable escrow agent mutually approved by NSI and ICANN, such approval also not to be unreasonably withheld by either party. The escrow shall be held under an agreement among ICANN, NSI, the United States Department of Commerce, and the escrow agent providing that (A) the data shall be received and held in escrow, with no use other than verification that the deposited data is complete and in proper format, until released to ICANN or to the United States Department of Commerce; (B) the data shall be released to ICANN upon termination of this Agreement by ICANN under Section 14 or upon the Expiration Date if (1) this Agreement has not sooner been terminated and (2) it has been finally determined by the ICANN Board (and no injunction obtained pursuant to Section 13 has been obtained) that NSI will not be designated as the successor registry under
Section 22 of this Agreement; and (C), in the alternative, the data shall be released to the United States Department of Commerce according to the terms of the cooperative agreement between NSI and the United States Government.

8. NSI Handling of Personal Data. NSI agrees to notify registrars sponsoring registrations in the registry of the purposes for which Personal Data submitted to the registry by registrars is collected, the recipients (or categories of recipients) of such Personal Data, and the mechanism for access to and correction of such Personal Data. NSI shall take reasonable steps to protect Personal Data from loss, misuse, unauthorized disclosure, alteration or destruction. NSI shall not use or authorize the use of Personal Data in a way that is incompatible with the notice provided to registrars.

9. Publication by NSI of Registry Data.

          (A) NSI shall provide an interactive service (such as a WHOIS service) providing free public query-based (web and, after January 15, 2000, command-line) access to current registry



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          database data which, in response to input of an SLD name, shall report at least the following data elements in response to queries: (a) the SLD name registered, (b) the TLD in which the SLD is registered; (c) the IP addresses and corresponding names of the primary nameserver and secondary nameserver(s) for such SLD, (d) the identity of the sponsoring Registrar, and (e) the date of the most recent modification to the domain name record in the registry database; provided, however, that if ICANN adopts a Consensus Policy that adds to or subtracts from these elements, NSI will implement that policy.

          (B) To ensure operational stability of the registry, NSI may temporarily limit access under subsection (A) on an equitable basis, in which case NSI shall immediately notify ICANN of the nature of and reason for the limitation. NSI shall not continue the limitation longer than three business days if ICANN objects in writing, which objection shall not be unreasonably made.

          (C) NSI as registry shall comply with Consensus Policies providing for development and operation of a capability that provides distributed free public query-based (web and command-line) access to current registration data implemented by registrars providing for capabilities comparable to WHOIS, including (if called for by the Consensus Policy) registry database lookup capabilities according to a specified format. If such a service implemented by registrars on a distributed basis does not within a reasonable time provide reasonably robust, reliable and convenient access to accurate and up-to-date registration data, NSI as registry shall cooperate and, if reasonably determined to be necessary by ICANN (considering such possibilities as remedial action by specific registrars), provide data from the registry database to facilitate the development of a centralized service providing equivalent functionality in a manner established by a Consensus Policy.

10. Rights in Data. Except as permitted by the Registrar License and Agreement, NSI shall not be entitled to claim any intellectual property rights in data in the registry supplied by or through registrars other than NSI. In the event that Registry Data is released from escrow under Section 7 or transferred to a Successor Registry under Section 22(D), any rights held by NSI as registry in the data shall automatically be licensed on a non-exclusive, irrevocable, royalty-free, paid-up basis to the recipient of the data.

11. Limitation of Liability. Neither party shall be liable to the other under this Agreement for any special, indirect, incidental, punitive, exemplary or consequential damages.

12. Specific Performance. During the Term of this Agreement, either party may seek specific performance of any provision of this Agreement as provided by
Section 13, provided the party seeking such performance is not in material breach of its obligations.

13. Resolution of Disputes Under This Agreement. Disputes arising under or in connection with this Agreement, including requests for specific performance, shall be resolved in a court of competent jurisdiction or, at the election of both parties (except for any dispute over whether a policy adopted by the Board is a Consensus Policy, in which case at the election of either party), by an arbitration conducted as provided in this Section pursuant to the International Arbitration Rules of the American Arbitration Association ("AAA"). The arbitration shall be conducted in English and shall occur in Los Angeles County, California, USA. There shall be three arbitrators: each party shall choose one arbitrator and, if the two arbitrators are not able to agree on a third arbitrator, the third shall be chosen by the AAA. The parties shall bear the costs of the arbitration in equal shares, subject to the right of the arbitrators to reallocate the costs in their award as provided in the AAA rules. The parties shall bear their own attorneys' fees in connection with the arbitration, and the arbitrators may not reallocate the attorneys' fees in conjunction with their award. The arbitrators shall render their decision within ninety days of the initiation of arbitration. In all litigation involving ICANN concerning this Agreement (whether in a case where arbitration has not been elected or to


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enforce an arbitration award), jurisdiction and exclusive venue for such litigation shall be in a court located in Los Angeles, California, USA; however, the parties shall also have the right to enforce a judgment of such a court in any court of competent jurisdiction. For the purpose of aiding the arbitration and/or preserving the rights of the parties during the pendency of an arbitration, the parties shall have the right to seek temporary or preliminary injunctive relief from the arbitration panel or a court located in Los Angeles, California, USA, which shall not be a waiver of this arbitration agreement.

14. Termination.

          (A) In the event an arbitration award or court judgment is rendered specifically enforcing any provision of this Agreement or declaring a party's rights or obligations under this Agreement, either party may, by giving written notice, demand that the other party comply with the award or judgment. In the event that the other party fails to comply with the order or judgment within ninety days after the giving of notice (unless relieved of the obligation to comply by a court or arbitration order before the end of that ninety-day period), the first party may terminate this Agreement immediately by giving the other party written notice of termination.

          (B) In the event of termination by DOC of its Cooperative Agreement with NSI pursuant to Section I.B.8 of that Agreement, ICANN shall, after receiving express notification of that fact from DOC and a request from DOC to terminate NSI as the operator of the registry database for the Registry TLDs, terminate NSI's rights under this Agreement, and shall cooperate with DOC to facilitate the transfer of the operation of the registry database to a successor registry.

15. Assignment. Neither party may assign this Agreement without the prior written approval of the other party, such approval not to be unreasonably withheld. Notwithstanding the foregoing sentence, a party may assign this Agreement by giving written notice to the other party in the following circumstances, provided the assignee agrees in writing with the other party to assume the assigning party's obligations under this Agreement: (a) NSI may assign this Agreement as part of the transfer of its registry business approved under Section 25 and (b) ICANN may, in conjunction with a reorganization or reincorporation of ICANN and with the written approval of the Department of Commerce, assign this Agreement to another non-profit corporation organized for the same or substantially the same purposes as ICANN.

16. Relationship to Cooperative Agreement Between NSI and U.S. Government.

          (A) NSI's obligations under this Agreement are conditioned on the agreement by NSI and the Department of Commerce to Amendment 19 to the Cooperative Agreement in the form attached to this Agreement as Appendix C.

          (B) If within a reasonable period of time ICANN has not made substantial progress towards having entered into agreements with competing registries and NSI is adversely affected from a competitive perspective, NSI may terminate this Agreement with the approval of the U.S. Department of Commerce. In such event, as provided in Section 16(A) above, the Cooperative Agreement shall replace this Agreement.

          (C) In the case of conflict while they are both in effect, and to the extent that they address the same subject in an inconsistent manner, the term(s) of the Cooperative Agreement shall take precedence over this Agreement.

17. NSI Agreements with Registrars. NSI shall make access to the Shared Registration System available to all ICANN-accredited registrars subject to the terms of the NSI/Registrar License and Agreement (attached as Appendix B). Such agreement may be revised by NSI, provided however, that any such changes must


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be approved in advance by ICANN.

18. Performance and Functional Specifications for Registry Services. Unless and until ICANN adopts different standards as a Consensus Policy pursuant to Section 4, NSI shall provide registry services to ICANN-accredited registrars meeting the performance and functional specifications set forth in SRS specification version 1.0.6 dated September 10, 1999, as supplemented by Appendix E. In the event ICANN adopts different performance and functional standards for the registry as a Consensus Policy in compliance with Section 4, NSI shall comply with those standards to the extent practicable, provided that compensation pursuant to the provisions of Section 20 has been resolved prior to implementation and provided further that NSI is given a reasonable time for implementation. In no event shall NSI be required to implement any such different standards before 3 years from the Effective Date of this Agreement.

19. Bulk Access to Zone Files. NSI shall provide third parties bulk access to the zone files for .com, .net, and .org TLDs on the terms set forth in the zone file access agreement (attached as Appendix D). Such agreement may be revised by NSI, provided however, that any such changes must be approved in advance by ICANN.

20. Price for Registry Services. The price(s) to accredited registrars for entering initial and renewal SLD registrations into the registry database and for transferring a SLD registration from one accredited registrar to another will be as set forth in Section 5 of Appendix B, Registrar License and Agreement. These prices shall be increased through an amendment to this Agreement as approved by ICANN and NSI, such approval not to be unreasonably withheld, to reflect demonstrated increases in the net costs of operating the registry arising from (1) ICANN policies adopted after the date of this Agreement, or (2) legislation specifically applicable to the provision of Registry Services adopted after the date of this Agreement, to ensure that NSI recovers such costs and a reasonable profit thereon; provided that such increases exceed any reductions in costs arising from (1) or (2) above.

21. Additional NSI Obligations.

          (A) NSI shall provide all licensed Accredited Registrars (including NSI acting as registrar) with equivalent access to the Shared Registration System. NSI further agrees that it will make a certification to ICANN every six months, using the objective criteria set forth in Appendix F that NSI is providing all licensed Accredited Registrars with equivalent access to its registry services.

          (B) NSI will ensure, in a form and through ways described in Appendix F that the revenues and assets of the registry are not utilized to advantage NSI's registrar activities to the detriment of other registrars.

22. Designation of Successor Registry.

          (A) Not later than one year prior to the end of the term of this Agreement, ICANN shall, in accordance with Section 4, adopt an open, transparent procedure for designating a Successor Registry. The requirement that this procedure be opened one year prior to the end of the Agreement shall be waived in the event that the Agreement is terminated prior to its expiration.

          (B) NSI or its assignee shall be eligible to serve as the Successor Registry and neither the procedure established in accordance with subsection (A) nor the fact that NSI is the incumbent shall disadvantage NSI in comparison to other entities seeking to serve as the Successor Registry.

          (C) If NSI or its assignee is not designated as the Successor Registry, NSI or its assignee shall


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          cooperate with ICANN and with the Successor Registry in order to facilitate the smooth transition of operation of the registry to Successor Registry. Such cooperation shall include the timely transfer to the Successor Registry of an electronic copy of the registry database and of a full specification of the format of the data.

          (D) ICANN shall select as the Successor Registry the eligible party that it reasonably determines is best qualified to perform the registry function under terms and conditions developed as a Consensus Policy, taking into account all factors relevant to the stability of the Internet, promotion of competition, and maximization of consumer choice, including without limitation: functional capabilities and performance specifications proposed by the eligible party for its operation of the registry, the price at which registry services are proposed to be provided by the party, relevant experience of the party, and demonstrated ability of the party to handle operations at the required scale. ICANN shall not charge any additional fee to the Successor Registry.

          (E) In the event that a party other than NSI or its assignee is designated as the Successor Registry, NSI shall have the right to challenge the reasonableness of ICANN's failure to designate NSI or its assignee as the Successor Registry under the provisions of Section 13 of this Agreement.

23. Expiration of this Agreement. The Expiration Date shall be four years after the Effective Date, unless extended as provided below. In the event that NSI completes the legal separation of ownership of its Registry Services business from its registrar business by divesting all the assets and operations of one of those businesses within 18 months after Effective Date to an unaffiliated third party that enters an agreement enforceable by ICANN and the Department of Commerce (i) not to be both a registry and a registrar in the Registry TLDs, and
(ii) not to control, own or have as an affiliate any individual(s) or entity(ies) that, collectively, act as both a registry and a registrar in the Registry TLDs, the Expiration Date shall be extended for an additional four years, resulting in a total term of eight years. For the purposes of this Section, "unaffiliated third party" means any entity in which NSI (including its successors and assigns, subsidiaries and divisions, and their respective directors, officers, employees, agents and representatives) does not have majority equity ownership or the ability to exercise managerial or operational control, either directly or indirectly through one or more intermediaries. "Control," as used in this Section 23, means any of the following: (1) ownership, directly or indirectly, or other interest entitling NSI to exercise in the aggregate 25% or more of the voting power of an entity; (2) the power, directly or indirectly, to elect 25% or more of the board of directors (or equivalent governing body) of an entity; or (3) the ability, directly or indirectly, to direct or cause the direction of the management, operations, or policies of an entity.

24. Withdrawal of Recognition of ICANN by the Department of Commerce. In the event that, prior to the expiration or termination of this Agreement under
Section 14 or 16(C), the United States Department of Commerce withdraws its recognition of ICANN as NewCo under the Statement of Policy pursuant to the procedures set forth in Section 5 of Amendment 1 (dated November __, 1999) to the Memorandum of Understanding between ICANN and the Department of Commerce, this Agreement shall terminate.

25. Assignment of Registry Assets. NSI may assign and transfer its registry assets in connection with the sale of its registry business only with the approval of the Department of Commerce.

26. Option to Substitute Generic Agreement. At NSI's option, it may substitute any generic ICANN/Registry agreement that may be adopted by ICANN for this Agreement; provided, however, that Sections 16, 19, 20, 21, 23, 24, and 25 of this Agreement will remain in effect following any such election by NSI.

27. Notices, Designations, and Specifications. All notices to be given under this Agreement shall be given in


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writing at the address of the appropriate party as set forth below, unless that party has given a notice of change of address in writing. Any notice required by this Agreement shall be deemed to have been properly given when delivered in person, when sent by electronic facsimile, or when scheduled for delivery by internationally recognized courier service. Designations and specifications by ICANN under this Agreement shall be effective when written notice of them is deemed given to Registry.

     If to ICANN, addressed to:

          Internet Corporation for Assigned Names and Numbers
          4676 Admiralty Way, Suite 330
          Marina Del Rey, California 90292
          Telephone: 1/310/823-9358
          Facsimile: 1/310/823-8649
          Attention: Chief Executive Officer

     If to Registry, addressed to:

          1. Network Solutions, Inc.
          505 Huntmar Park Drive
          Herndon, VA 20170
          Telephone: 1/703/742-0400
          Facsimile: 1/703/742-3386
          Attention: General Counsel

          2. Network Solutions, Inc.
          505 Huntmar Park Drive
          Herndon, VA 20170
          Telephone: 1/703/742-0400
          Facsimile: 1/703/742-3386
          Attention: Registry General Manager

28. Dates and Times. All dates and times relevant to this Agreement or its performance shall be computed based on the date and time observed in Los Angeles, California, USA.

29. Language. All notices, designations, and specifications made under this Agreement shall be in the English language.

30. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto pertaining to the registry for the Registry TLDs and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties on that subject. This Agreement is intended to coexist with any Registrar Accreditation Agreement between the parties.

31. Amendments and Waivers. No amendment, supplement, or modification of this Agreement or any provision hereof shall be binding unless executed in writing by both parties. No waiver of any provision of this Agreement shall be binding unless evidenced by a writing signed by the party waiving compliance with such provision. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

32. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives.

INTERNET CORPORATION FOR ASSIGNED NAMES AND NUMBERS

By:__________________________
Michael M. Roberts
Interim President and CEO
Date: _______________________

NETWORK SOLUTIONS, INC.

By:__________________________

Date: ________________________

--------------------------------------------------------------------------------

                         PAGE UPDATED 28-SEPTEMBER-1999



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

[NETWORK SOLUTIONS LOGO]
                            TENTATIVE AGREEMENTS AMONG ICANN, THE U.S.
                            DEPARTMENT OF COMMERCE, AND NETWORK SOLUTIONS, INC.

                            (Posted September 28, 1999)
--------------------------------------------------------------------------------

[NOTE: ICANN HAS POSTED THE FOLLOWING DOCUMENT FOR PUBLIC REVIEW AND COMMENT. TO SUBMIT COMMENTS, CLICK HERE.]

--------------------------------------------------------------------------------

                                  APPENDIX D

                           ZONE FILE ACCESS AGREEMENT

                         505 Huntmar Park Drive -  Herndon, Virginia, USA 20170

                         Telephone +1-703-326-2600 -  Fax +1-703-834-2652

                                    AGREEMENT

1. PARTIES

The User named in this Agreement hereby contracts with Network Solutions, Inc. ("Network Solutions") for a non-exclusive, non-transferable, limited right to access Internet host rz.internic.net, or other servers designated by Network Solutions from time to time, and to transfer a copy of the described Data to the User's Internet Host machine specified below, under the terms of this Agreement. Upon execution of this Agreement by Network Solutions, Network Solutions will return a copy of this Agreement to you for your records with your UserID and Password entered in the spaces set forth below.

2. USER INFORMATION

     (a) User:
               -----------------------------------------------------------------

     (b) Contact Person:
                         -------------------------------------------------------

     (c) Street Address:
                         -------------------------------------------------------

     (d) City, State or Province:
                                  ----------------------------------------------

     (e) Country and Postal Code:
                                  ----------------------------------------------


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



     (f) Telephone Number:
                           -----------------------------------------------------
     (including area/country code)

     (g) Fax Number:
                           -----------------------------------------------------
     (including area/country code)

     (h) E-Mail Address:
                           -----------------------------------------------------

     (i) Specific Internet host machine which will be used to access Network Solutions' server to transfer copies of the Data:

          Name:
               -----------------------------------------------------------------
          IP Address:
                    ------------------------------------------------------------

     (j) Purpose(s) for which the Data will be used: During the term of this Agreement, you may use the data for any legal purpose, not prohibited under
     Section 4 below. You may incorporate some or all of the Data in your own products or services, and distribute those products or services for a purpose not prohibited under Section 4 below.

3. TERM

     This Agreement is effective for a period of three (3) months from the date of execution by Network Solutions (the "Initial Term"). Upon conclusion of the Initial Term this Agreement will automatically renew for successive three month renewal terms (each a "Renewal Term") until terminated by either party as set forth in Section 12 of this Agreement or one party provides the other party with a written notice of termination at least seven (7) days prior to the end of the Initial Term or the then current Renewal Term.

     NOTICE TO USER: CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS. YOU MAY USE THE USER ID AND ASSOCIATED PASSWORD PROVIDED IN CONJUNCTION WITH THIS AGREEMENT ONLY TO OBTAIN A COPY OF NETWORK SOLUTIONS' AGGREGATED .COM, .ORG, AND .NET TOP LEVEL DOMAIN ("TLD") ZONE FILES, AND ANY ASSOCIATED ENCRYPTED CHECKSUM FILES (COLLECTIVELY THE "DATA"), VIA THE FILE TRANSFER PROTOCOL ("FTP") PURSUANT TO THESE TERMS.

4. GRANT OF ACCESS

     Network Solutions grants to you a non-exclusive, non-transferable, limited right to access Internet host rz.internic.net, or such other servers designated by Network Solutions from time to time, and to transfer a copy of the Data to the Internet host machine identified in Section 2 of this Agreement no more than once per 24 hour period using FTP for the purposes described in the next following sentence. You agree that you will use this Data only for lawful purposes but that, under no circumstances will you use this Data to: (1) allow, enable, or otherwise support the transmission of unsolicited, commercial e-mail (spam) to entities other than your own existing customers; (2) enable high volume, automated, electronic processes that apply to Network Solutions (or its systems) for large numbers of domain names; or (3) enable high volume, automated, electronic, repetitive queries against Network Solutions' Whois database or Whois databases of third parties. Network Solutions reserves the right, with the approval of the U.S. Department of Commerce, which shall not unreasonably be


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



     withheld, to specify additional specific categories of prohibited uses by giving you reasonable written notice at any time and upon receiving such notice you shall not make such prohibited use of the Data you obtain under this Agreement. You agree that you will only copy the Data you obtain under this Agreement into a machine-readable or printed form as necessary to use it in accordance with this Agreement in support of your use of the Data. You agree that you will comply with all applicable laws and regulations governing the use of the Data. You agree to take all reasonable steps to protect against unauthorized access to, use and disclosure of the Data you obtain under this Agreement. Except as provided in Section 2(j) above, you agree not to distribute the Data you obtained under this Agreement or any copy thereof to any other party without the express prior written consent of Network Solutions.

5. FEE

     You agree to remit in advance to Network Solutions a quarterly fee of $0
     (USD) for the right to access the files during either the Initial Term or Renewal Term of this Agreement. Network Solutions reserves the right to adjust this fee on thirty days' prior notice to reflect a change in the cost of providing access to the files.

6. PROPRIETARY RIGHTS

     You agree that no ownership rights in the Data are transferred to you under this Agreement. You agree that any copies of the Data that you make will contain the same notice that appears on and in the Data obtained under this Agreement.

7. METHOD OF ACCESS

     Network Solutions reserves the right, with the approval of the U.S. Department of Commerce, which shall not unreasonably be withheld, to change the method of access to the Data at any time. You also agree that, in the event of significant degradation of system processing or other emergency, Network Solutions may, in its sole discretion, temporarily suspend access under this Agreement in order to minimize threats to the operational stability and security of the Internet and the NSI system.

8. NO WARRANTIES

     The Data is being provided "as-is." Network Solutions disclaims all warranties with respect to the Data, either expressed or implied, including but not limited to the implied warranties of merchantability, fitness for a particular purpose and non-infringement of third party rights. Some jurisdictions do no allow the exclusion of implied warranties or the exclusion or limitation of incidental or consequential damages, so the above limitations or exclusions may not apply to you.

9. SEVERABILITY

     In the event of invalidity of any provision of this Agreement, the parties agree that such invalidity shall not affect the validity of the remaining provisions of this Agreement.

10. NO CONSEQUENTIAL DAMAGES

     In no event shall Network Solutions be liable to you for any consequential, special, incidental or indirect damages of any kind arising out of the use of the Data or the termination of this Agreement, even if Network Solutions has been advised of the possibility of such damages.

11. GOVERNING LAW


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


     This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia. You agree that any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in the state or federal courts located in the eastern district of the Commonwealth of Virginia. You expressly and irrevocably agree and consent to the personal jurisdiction and venue of the federal and states courts located in the eastern district of the Commonwealth of Virginia (and each appellate court located therein). The United Nations Convention on Contracts for the International Sale of Goods is specifically disclaimed.

12. TERMINATION

     You may terminate this Agreement at any time by erasing the Data you obtained under this Agreement from your Internet host machine together with all copies of the Data and providing written notice of your termination to Network Solutions, Attention: Registry, Customer Affairs, 505 Huntmar Park Drive, Herndon, Virginia 20170. Network Solutions has the right to terminate this Agreement immediately if you fail to comply with any term or condition of this Agreement. You agree upon receiving notice of such termination of this Agreement by Network Solutions or expiration of this Agreement to erase the Data you obtained under this Agreement together with all copies of the Data.

13. ENTIRE AGREEMENT

     This is the entire agreement between you and Network Solutions concerning access and use of the Data, and it supersedes any prior agreements or understandings, whether written or oral, relating to access and use of the Data.





 Network Solutions, Inc.                     User
                                                 -------------------------------
 By:                                         By:
    ----------------------------------          -------------------------------
 (sign)                                      (sign)

 Name:                                       Name:
     ---------------------------------           -------------------------------
 (print)                                     (print)

 Title:                                      Title:
       -------------------------------            ------------------------------
 Date:                                       Date:
     ---------------------------------            ------------------------------


ASSIGNED USERID AND PASSWORD

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

(TO BE ASSIGNED BY NETWORK SOLUTIONS UPON EXECUTION OF THIS AGREEMENT):

USERID:                                      PASSWORD:
       ------------------------------                 --------------------------

--------------------------------------------------------------------------------

                         PAGE MODIFIED 28-SEPTEMBER-1999



5 of 5

                                   APPENDIX E

1. Changes to the Shared Registration System beyond RRP Version 1.06, dated September 10, 1999.

     Network Solutions, Inc. ("Network Solutions") may issue periodic patches, updates or upgrades to the Software, RRP or APIs ("Licensed Product") licensed under the Registrar License and Agreement (the "Agreement") that will enhance functionality or otherwise improve the Shared Registration System under the Agreement. For the purposes of this Exhibit E, the following terms have the associated meanings set forth herein. (1) A "Patch" means minor modifications to the Licensed Product made by Network Solutions during the performance of error correction services. A Patch does not constitute a Version. (2) An "Update" means a new release of the Licensed Product which may contain error corrections, minor enhancements, and, in certain circumstances, major enhancements, and which is indicated by a change in the digit to right of the decimal point in the version number of the Licensed Product. (3) An "Upgrade" means a new release of the Licensed Product which involves the addition of substantial or substantially enhanced functionality and which is indicated by a change in the digit to the left of the decimal point in the version of the Licensed Product. (4) A "Version" means the Licensed Product identified by any single version number. Each Update and Upgrade causes a change in Version. Patches do not require corresponding changes to client applications developed, implemented, and maintained by each Registrar. Updates may require changes to client applications by each Registrar in order to take advantage of the new features and/or capabilities and continue to have access to the Shared Registration System. Upgrades require changes to client applications by each Registrar in order to take advantage of the new features and/or capabilities and continue to have access to the Shared Registration System.

     Network Solutions, in its sole discretion, will deploy Patches during scheduled and announced Shared Registration System maintenance periods. For Updates and Upgrades, Network Solutions will give each Registrar at least sixty (60) days' notice prior to deploying the Updates and Upgrades into the production environment. Such notice will include an initial thirty (30) days' notice before deploying the Update that requires changes to client applications or the Upgrade into the Operational Test and Evaluation ("OT&E") environment to which all Registrars have access. Network Solutions will maintain the Update or Upgrade in the OT&E environment for at least thirty (30) days, to allow each Registrar the opportunity to modify its client applications and complete testing, before implementing the new code in the production environment.

   2.Planned Software Releases.

     Network Solutions will make the following changes to the Licensed Product by the following dates:

               September 30, 1999: Deployment of a Patch that permits Registrars to access reporting data and a support utility. The September 30, 1999 Patch will not require modifications to the client applications developed by the Registrars; hence, there will not be a 30-day OT&E period.

               November 20, 1999: Deployment of an Update that is a change to the RRP. The November 20, 1999 Update is planned to be introduced into the OT&E environment not later than October 20, 1999.

   3.New Architectural Features.

     Network Solutions will use its best commercial efforts to develop and implement two additional modifications to the Licensed Product by January 15, 2000 as follows:

          (1) Network Solutions will issue an Upgrade to the Licensed Product that will enable a


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



          Registrar to accept initial domain name registrations or renewals of a minimum of one year in length, or in multiples of one year increments, up to a maximum of ten (10) years.

          (2) Network Solutions will issue an Upgrade to the Licensed Product that will enable Registrars to accept the addition of one additional year to a registrant's "current" registration period when a registrant changes from one Registrar to another.

     Registrars will be able to offer these new features only for new registrations or renewals occurring after the Upgrade is deployed. Both Upgrades will be introduced into the OT&E environment for testing prior to deployment.


--------------------------------------------------------------------------------

                         PAGE UPDATED 28-SEPTEMBER-1999


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



                                   APPENDIX F

                         EQUIVALENT ACCESS CERTIFICATION

Network Solutions, acting in its capacity as the "Registry" makes the following certification:

       1. All Registrars (including Network Solutions as a Registrar) connect to the Shared Registration System Gateway via the Internet by utilizing the same maximum number of IP addresses and SSL certificate authentication.

       2. The Registry has made the current version of the Registrar toolkit software accessible to all Registrars and has made any updates available to all Registrars on the same schedule.

       3. All Registrars have the same level of access to Registry customer support personnel via telephone, e-mail and the Registry website.

       4. All Registrars have the same level of access to the Network Solutions Registry resources to resolve Registry/Registrar or Registrar/Registrar disputes and technical and/or administrative customer service issues.

       5. All Registrars have the same level of access to Registry-generated data to reconcile their registration activities from Registry Web and ftp servers.

       6. All Registrars may perform basic automated registrar account management functions using the same Registrar tool made available to all Registrars by the Registry.

       7. The Shared Registration System does not include any algorithms or protocols that differentiate among Registrars with respect to functionality, including database access, system priorities and overall performance.

       8. All Registry-assigned personnel have been directed not to give preferential treatment to any particular Registrar.

       9. I have taken reasonable steps to verify that the foregoing representations are being complied with.

This Certification is dated this the    day of        ,     .
                                    ----      -------  -----
Network Solutions, Inc.
By:
  ---------------------
Name: Bruce Chovnick

Title: General Manager, Network Solutions Registry


--------------------------------------------------------------------------------

                                   APPENDIX F

                           NETWORK SOLUTIONS REGISTRY

               ORGANIZATIONAL CONFLICT OF INTEREST COMPLIANCE PLAN

Network Solutions has implemented the following organizational, physical and procedural safeguards to ensure that revenues and assets of the Network Solutions Registry business are not utilized to advantage the Network Solutions Registrar business to the detriment of other competing registrars. Network Solutions recognizes the potential for organizational conflicts of interest ("OCI") between the Registry and Registrar businesses and has placed these generally accepted, US Government recognized safeguards in place to avoid operational issues.


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


I. NSI ORGANIZATIONAL STRUCTURE

In recognition of potential OCI, Network Solutions established organization barriers by separating Network Solutions' Registry, Registrar and Information Technology Services businesses into separate profit and loss ("P&L") centers, each with its own General Manager. Each General Manager reports directly to the Chief Executive Officer of Network Solutions and has dedicated direct reporting employees in the finance, marketing, engineering, customer affairs and customer service functions, as appropriate. Each P&L employee is dedicated to the line of business for which he/she directly works.

The corporate administrative support functions under the Chief Financial Officer, Chief Information Officer, Chief Technology Officer, and General Counsel provide support to each line of business on a cost allocated basis or a dedicated project accounting basis. These officers and the Chief Executive Officer will be compensated based on consolidated financial results, versus Registrar or Registry results.

The Registry General Manager has authority over all operational decisions and is the business owner of this compliance plan. The Registry employs a Compliance Officer to administer day-to-day oversight and administration of this plan.

The Network Solutions General Counsel's office employs an overall OCI compliance function to oversee corporate adherence to the Plan and to resolve potential conflicts or actual conflicts among Network Solutions functions.

II. FINANCIAL SEPARATION

The Registry business accounts for its own costs, revenues, cash flow, etc. as a separate P&L center, using separate and distinct systems and accounting functions. Reasonable and independently auditable internal accounting controls are in place to ensure the adequacy of these systems and functions. The individual financial statements of each P&L center are then consolidated at the corporate level for tax and SEC reporting.

III. LOCATION CHANGE

To further separate businesses and, among other things, ensure that the risk of inadvertent disclosure of sensitive information is effectively mitigated, Network Solutions has relocated the Registry and Registrar businesses to separate facilities.

IV. PHYSICAL BARRIERS

Each NSI business unit employee has a security badge that will provide him/her access only to the facility he/she works in and the Network Solutions headquarters facility. At the Registry facility, only Registry-assigned personnel ("Registry Personnel") will have regular badge access to the premises and any other person will be treated as a visitor to the facility and will gain access only through established visitor


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



sign-in and identification badge procedures.

V. ACCESS TO THE REGISTRY

The Registry business provides access to all Registry customers through the following mechanisms and separates Registry Systems and information from NSI Registrar Systems and information through these processes:

       1. All Registrars (including Network Solutions as a Registrar) connect to the Shared Registration System Gateway via the Internet by utilizing the same maximum number of IP addresses and SSL certificate authentication.

       2. All Registrars have access to Registry-generated data to reconcile their registration activities from Registry Web and ftp servers. All Registrars may perform basic automated registrar account management functions using the same Registrar tool made available to all Registrars by the Registry.

       3. The Shared Registration System does not include any algorithms that differentiate among Registrars with respect to functionality, including database access, system priorities and overall performance.

       4. Network Solutions as Registrar will not be given any access to the Registry not available to any other Registrar.

       5. Any information regarding the technical interface of Registry/Registrar operations will be made equally available to all Registrars.

VI. INFORMATION CONTROL

The Registry has in place various procedural safeguards to ensure that data and information of the Registry business are not utilized to advantage the Network Solutions Registrar business. Network Solutions has adopted a policy regarding the marking, access and dissemination of business sensitive information (Exhibit
A). This policy requires employees to mark all sensitive information as "Registry Sensitive Information." Furthermore, the policy requires that all sensitive information be limited in access and disseminated only to those Registry Personnel and other personnel who are identified to have a legitimate "need to know," which shall not include Registrar-assigned personnel. The Registry General Manager maintains a matrix that dictates who can access particular categories of Registry Sensitive information. All sensitive information is secured in an appropriate manner to ensure confidentiality and security. Consent of the Registry General Manager is required prior to release of financial or statistical information relating to the Registry business.

VII. TRAINING

All Registry Personnel and other employees who have a need to know Registry business undergo a formal OCI Training Program, developed by the Registry Compliance Officer, providing the staff members with a clear understanding of this Plan and the staff members' responsibility under the plan. OCI training is required before any potential staff member is given an assignment or access to Registry material. OCI refresher training is given on an annual basis.


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





VIII. NON-DISCLOSURE AGREEMENTS/OCI AVOIDANCE CERTIFICATIONS

Upon completion of the training program, all Registry Personnel and other employees who have a need to know Registry business, are required to sign a non-disclosure agreement (Exhibit B) and a Registry Business OCI Avoidance Certification (Exhibit C) acknowledging his/her understanding of the OCI requirements, and certifying that he/she will strictly comply with the provisions of the OCI Plan. The signed agreements are maintained in the program files and the individual's personnel file. Each staff member acknowledges verification of the annual refresher training required by this Plan.



--------------------------------------------------------------------------------
                                    Exhibit A

[NETWORK SOLUTIONS LOGO]

POLICY/PROCEDURE NO. A-1

PAGE 1 OF 3

--------------------------------------------------------------------------------

TITLE: Access and Dissemination of Proprietary Information DATE:
September 24, 1999

--------------------------------------------------------------------------------

APPROVED: Jim Rutt, Chief Executive Officer

--------------------------------------------------------------------------------

1. PURPOSE: To establish policies (i) for the protection of Proprietary Information developed by and/or in the possession of Network Solutions, Inc. ("Network Solutions"), and (ii) for the protection of Sensitive Information of the Registry Business to ensure that the revenue and assets of the Registry Business are not utilized to advantage the Registrar Business to the detriment of other competing registrars.

2. SCOPE: This policy is applicable to all employees of Network Solutions.

3. DEFINITIONS:

3.1 Proprietary Information. Financial, personnel, technical, or business information owned or possessed by Network Solutions which has not been authorized for public release. Such information is frequently referred


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



to as "Proprietary Information," "Confidential Information" or "Privileged Information."

3.2 Registry Sensitive Information. Proprietary Information or other financial, personnel, technical, or business information owned or possessed by Network Solutions relating to its Registry business which could be utilized to advantage the Network Solutions Registrar business to the detriment of other competing registrars. Examples are found in Attachment 1.

3.3 Registrar Sensitive Information. Proprietary Information or other financial, personnel, technical, or business information owned or possessed by Network Solutions relating to its Registrar business.

3.4 Computer Software. Computer programs and computer databases.

3.5 Computer Software Documentation. Technical data, including computer listing and printouts, in human-readable form which (i) document the design or details of computer software, (ii) explain the capabilities of the software, or (iii) provide instructions for using the software to obtain desired results from a computer.

4. PROCEDURES FOR PROTECTION OF PROPRIETARY INFORMATION:

4.1 Responsibility. Managers are responsible for identifying Proprietary Information, Registry Sensitive Information and Registrar Sensitive Information developed, produced or possessed by their business unit and for instructing employees reporting to them regarding the proper handling and safeguarding of such information. Each Network Solutions employee should exercise reasonable care to protect Proprietary Information, Registry Sensitive Information and Registrar Sensitive Information from unauthorized or inadvertent disclosure.

4.2 Disclosure. It is recognized that there are occasions to disclose Proprietary Information to outsiders. Such disclosure should not be made without the prior written approval of an authorized Corporate officer of Network Solutions. Advice from Corporate counsel should be obtained on all questions relating to the identification or releasing of Proprietary Information, Registry Sensitive Information or Registrar Sensitive Information.

4.3 Marking of Documents. Employees should, as a matter of routine, mark each document containing Proprietary Information, Registry Sensitive Information or Registrar Sensitive Information with one of the markings described below at the time the document is produced. Computer tapes and other recorded material should be identified by proper labeling which is visible to the ordinary person while the material is being stored. In addition, all such material should have a warning notice at the beginning of the material to ensure the user is forewarned about the proprietary or sensitive nature of its contents (as soon as access is afforded to a computer tape or at the beginning of a sound recording, etc.).

     4.3.1 Internal Documents

     On internal documents (reports, memoranda, drawings, etc.) the applicable following legend shall be put at the top or bottom of the first page or, in the case of drawings, in the space provided for such legends. The "need to know" principle shall be the guideline when divulging Proprietary Information or Sensitive Information internally.

                    NETWORK SOLUTIONS PROPRIETARY INFORMATION


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



     THE INFORMATION ON THIS DOCUMENT IS PROPRIETARY TO NETWORK SOLUTIONS. IT MAY NOT BE USED, REPRODUCED OR DISCLOSED WITHOUT THE WRITTEN APPROVAL OF NETWORK SOLUTIONS.

                NETWORK SOLUTIONS REGISTRY SENSITIVE INFORMATION

     THE INFORMATION ON THIS DOCUMENT IS PROPRIETARY TO NETWORK SOLUTIONS AND NETWORK SOLUTIONS' REGISTRY BUSINESS. IT MAY NOT BE USED, REPRODUCED OR DISCLOSED WITHOUT THE WRITTEN APPROVAL OF THE GENERAL MANAGER OF THE NETWORK SOLUTIONS REGISTRY BUSINESS.

                NETWORK SOLUTIONS REGISTRAR SENSITIVE INFORMATION

     THE INFORMATION ON THIS DOCUMENT IS PROPRIETARY TO NETWORK SOLUTIONS AND NETWORK SOLUTIONS' REGISTRAR BUSINESS. IT MAY NOT BE USED, REPRODUCED OR DISCLOSED WITHOUT THE WRITTEN APPROVAL OF THE GENERAL MANAGER OF THE NETWORK SOLUTIONS REGISTRAR BUSINESS.

     4.3.2 Documents for External Distribution

          A. Reports and Similar Documents

          The following legend shall be typed or stamped on the cover and/or title page of reports or on the face of other documentation provided to others:

                    NETWORK SOLUTIONS PROPRIETARY INFORMATION

          THIS DOCUMENT IS THE PROPERTY OF NETWORK SOLUTIONS, INC. IT MAY BE USED BY RECIPIENT ONLY FOR THE PURPOSE FOR WHICH IT WAS TRANSMITTED AND SHALL BE RETURNED UPON REQUEST OR WHEN NO LONGER NEEDED BY RECIPIENT. IT MAY NOT BE COPIED OR COMMUNICATED WITHOUT THE PRIOR WRITTEN CONSENT OF NETWORK SOLUTIONS.

          B. Letters

          On letters to outsiders which contain Proprietary Information, the following statement or equivalent shall appear in the text:

          INFORMATION CONTAINED HEREIN IS NETWORK SOLUTIONS PROPRIETARY INFORMATION AND IS MADE AVAILABLE TO YOU BECAUSE OF YOUR INTEREST IN OUR COMPANY (OR PROGRAM, ETC.). THIS INFORMATION IS SUBMITTED IN CONFIDENCE AND ITS DISCLOSURE TO YOU IS NOT INTENDED TO CONSTITUTE PUBLIC DISCLOSURE OR AUTHORIZATION FOR DISCLOSURE TO OTHER PARTIES.

          C. Proposals to Commercial Companies

               1.A restrictive legend such as the following shall be placed on the title page of each volume of the proposal:

               NETWORK SOLUTIONS, INC.'S (NSI'S) PROPOSAL, WHICH FOLLOWS, CONTAINS INFORMATION AND DATA THAT ARE PRIVILEGED AND/OR CONFIDENTIAL TO NSI. THIS INFORMATION AND DATA ARE NOT MADE AVAILABLE FOR PUBLIC REVIEW



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



               AND ARE SUBMITTED VOLUNTARILY TO XYZ COMPANY NAME ONLY FOR PURPOSES OF REVIEW AND EVALUATION IN CONNECTION WITH THIS PROPOSAL. NO OTHER USE OF THE INFORMATION AND DATA CONTAINED HEREIN IS PERMITTED WITHOUT THE EXPRESS WRITTEN PERMISSION OF NSI. INFORMATION AND DATA CONTAINED HEREIN IS PROTECTED BY THE VIRGINIA TRADE SECRETS ACT, AS CODIFIED, AND ANY IMPROPER USE, DISTRIBUTION, OR REPRODUCTION IS SPECIFICALLY PROHIBITED. NO LICENSE OF ANY KIND WHATSOEVER IS GRANTED TO ANY THIRD PARTY TO USE THE INFORMATION AND DATA CONTAINED HEREIN UNLESS A WRITTEN AGREEMENT EXISTS BETWEEN NSI AND THE THIRD PARTY WHICH DESIRES ACCESS TO THE INFORMATION AND DATA. UNDER NO CONDITION SHOULD THE INFORMATION AND DATA CONTAINED HEREIN BE PROVIDED IN ANY MANNER WHATSOEVER TO ANY THIRD PARTY WITHOUT THE PRIOR WRITTEN PERMISSION OF NSI. THE DATA SUBJECT TO THIS RESTRICTION IS CONTAINED IN PAGES ________.

               2.Each page of the proposal which contains Proprietary Information shall be marked as follows:

               Use or disclosure of proposal information is subject to the restriction on the title page of this proposal.

          D. Proprietary Information Released Pursuant to Contract

          When Proprietary Information is exchanged between Network Solutions and another company, a Confidentiality Agreement or Non-Disclosure Agreement shall be executed by the parties concerned.

               1.The parties will designate in writing one or more individuals within their own organization as the only person(s) authorized to receive Proprietary Information exchanged between the parties pursuant to this Agreement (see Attachment 2 for a sample agreement).

               2.All information which the disclosing party claims as proprietary shall be received in writing, clearly identified as proprietary, and delivered personally or by mail addressed to individuals designated above to receive the Proprietary Information.

5. SAFEKEEPING

When not in use, Proprietary Information, Registry Sensitive Information or Registrar Sensitive Information should be stored in a locked desk, cabinet or file. Such material should not be left unattended during the workday and should be turned face down in the presence of visitors or employees who have no need to know.

6. DESTRUCTION

Burning, shredding or comparable methods should be used for the destruction of Proprietary Information, Registry Sensitive Information or Registrar Sensitive Information.

7. TERMINATING EMPLOYEES


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Terminating employees should be reminded of their responsibilities and obligations in protecting Proprietary Information as outlined in Administrative Policy A-3, "Standards of Business Ethics and Conduct." Permission to retain such information after termination must be in writing and approved by the Network Solutions General Counsel prior to removal.

8. THIRD-PARTY PROPRIETARY INFORMATION

Proprietary Information received from other companies through contractual or pre-contractual relationships will be afforded the same level of protection given to Network Solutions' Proprietary Information.

9. QUESTIONS

Questions concerning implementation or interpretation of this policy should be referred to the appropriate General Manager or the General Counsel.

--------------------------------------------------------------------------------


                                  ATTACHMENT 1

                   EXAMPLES OF REGISTRY SENSITIVE INFORMATION

A. ENGINEERING INFORMATION

Engineering information, including schematics, code, and engineering notes should be considered Registry Sensitive Information.

B. STATISTICAL INFORMATION

Some statistical information will be available for public consumption. Such information does not require any special treatment, so long as neither the Network Solutions Registrar nor Registry does not receive any preferential treatment (e.g., early access to such information). Other statistics, such as numbers of registrations, transfers, etc., performed by each registrar, as well as processing times, numbers of failures or any information that is trending negative or contains negative performance factors not generally available to the public should be considered either Registry Sensitive Information or Registrar Sensitive Information, as applicable.

One area of statistical data that is deserving of special attention is Registry information pertaining to the numbers of registrations, transfers, etc., performed by each registrar. All such information is Registry Sensitive Information and will be treated accordingly. Unless otherwise approved, registration activity information must be protected from disclosure to any registrar other than the registrar to which the information refers. Such protection extends to precluding Network Solutions' Board of Directors, Chief Executive Officer, Chief Financial Officer, and the General Manager of the Registrar business from access to Registry Sensitive Information pertaining to any registrar other than Network Solutions.

C. FINANCIAL INFORMATION


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Financial data related to either the NSI Registry or Registrar is Sensitive
Information and will not be released without the express consent of the applicable General Manager, Chief Executive Officer or Chief Financial Officer of Network Solutions. Monthly expenses and income shall be kept sensitive and restricted from disclosure to any party other than the appropriate Registry or Registrar staff and select members of Network Solutions' senior staff.


--------------------------------------------------------------------------------

                                  ATTACHMENT 2

                            NON-DISCLOSURE AGREEMENT

                             PROPRIETARY INFORMATION

This is an Agreement, effective____________________, 199___ between Network Solutions, Inc. (hereinafter referred to as "NSI") and____________________ (hereinafter referred to as "___________________"). It is recognized that it may be necessary or desirable to exchange information between NSI and______________ ___________________for the purpose of_______________________________
_____________________________________. With respect to the information exchanged between the parties subsequent to this date, the parties agree as follows:

(1) "Proprietary Information" shall include, but not be limited to, performance, sales, financial, contractual and special marketing information, ideas, technical data and concepts originated by the disclosing party, not previously published or otherwise disclosed to the general public, not previously available without restriction to the receiving party or others, nor normally furnished to others without compensation, and which the disclosing party desires to protect against unrestricted disclosure or competitive use, and which is furnished pursuant to this Agreement and appropriately identified as being proprietary when furnished.

(2) In order for proprietary information disclosed by one party to the other to be protected in accordance with this Agreement, it must be: (a) in writing or in electronic form; (b) clearly identified as proprietary information at the time of its disclosure by each page thereof being marked with an appropriate legend indicating that the information is deemed proprietary by the disclosing party; and (c) delivered by letter of transmittal, hand delivery, or electronically transmitted to the individual designated in Paragraph 3 below, or his designee. Where the proprietary information has not been or cannot be reduced to written or electronic form at the time of disclosure and such disclosure is made orally and with prior assertion of proprietary rights therein, such orally disclosed proprietary information shall only be protected in accordance with this Non-Disclosure Agreement provided that complete written summaries of all proprietary aspects of any such oral disclosures shall have been delivered to the individual identified in Paragraph 3 below, within 20 calendar days of said oral disclosures. Neither party shall identify information as proprietary which is not in good faith believed to be confidential, privileged, a trade secret, or otherwise entitled to such markings or proprietary claims.

(3) In order for either party's proprietary information to be protected as described herein, it must be submitted in written or electronic form as discussed in Paragraph 2 above to:

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

      NSI
                                                       -------------------------
      Name: James M. Ulam, Esq.

      Title: Asst. General Counsel                Name:
                                                       -------------------------
      Address: 505 Huntmar Park Drive             Title:
                                                       -------------------------
      Herndon, VA 20170                           Address:
                                                          ----------------------
      Telephone No: (703)742-4737                 Telephone No:
                                                               -----------------
      FAX No: (703)742-0065                       FAX No:
                                                        ------------------------


(4) Each party covenants and agrees that it will keep in confidence, and prevent the disclosure to any person or persons outside its organization or to any unauthorized person or persons, any and all information which is received from the other under this Non-Disclosure Agreement and has been protected in accordance with paragraphs 2 and 3 hereof; provided however, that a receiving party shall not be liable for disclosure of any such information if the same:

     A. Was in the public domain at the time it was disclosed,

     B. Becomes part of the public domain without breach of this Agreement,

     C. Is disclosed with the written approval of the other party,

     D. Is disclosed after three years from receipt of the information,

     E. Was independently developed by the receiving party,

     F. Is or was disclosed by the disclosing party to a third party without restriction, or

     G. Is disclosed pursuant to the provisions of a court order.

As between the parties hereto, the provisions of this Paragraph 4 shall supersede the provisions of any inconsistent legend that may be affixed to said data by the disclosing party, and the inconsistent provisions of any such legend shall be without any force or effect.

Any protected information provided by one party to the other shall be used only in furtherance of the purposes described in this Agreement, and shall be, upon request at any time, returned to the disclosing party. If either party loses or makes unauthorized disclosure of the other party's protected information, it shall notify such other party immediately and take all steps reasonable and necessary to retrieve the lost or improperly disclosed information.

(5) The standard of care for protecting Proprietary Information imposed on the party receiving such information, will be that degree of care the receiving party uses to prevent disclosure, publication or dissemination of its own proprietary information, but in no event less than reasonable care.

(6) Neither party shall be liable for the inadvertent or accidental disclosure of Proprietary Information if such disclosure occurs despite the exercise of the same degree of care as such party normally takes to preserve


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



its own such data or information.

(7) In providing any information hereunder, each disclosing party makes no representations, either express or implied, as to the information's adequacy, sufficiency, or freedom from defect of any kind, including freedom from any patent infringement that may result from the use of such information, nor shall either party incur any liability or obligation whatsoever by reason of such information, except as provided under Paragraph 4, hereof.

(8) This Non-Disclosure Agreement contains the entire agreement relative to the protection of information to be exchanged hereunder, and supersedes all prior or contemporaneous oral or written understandings or agreements regarding this issue. This Non-Disclosure Agreement shall not be modified or amended, except in a written instrument executed by the parties.

(9) Nothing contained in this Non-Disclosure Agreement shall, by express grant, implication, estoppel or otherwise, create in either party any right, title, interest, or license in or to the inventions, patents, technical data, computer software, or software documentation of the other party.

(10) Nothing contained in this Non-Disclosure Agreement shall grant to either party the right to make commitments of any kind for or on behalf of any other party without the prior written consent of that other party.

(11) The effective date of this Non-Disclosure Agreement shall be the date upon which the last signatory below executes this Agreement.

(12) This Non-Disclosure Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia.

(13) This Non-Disclosure Agreement may not be assigned or otherwise transferred by either party in whole or in part without the express prior written consent of the other party, which consent shall not unreasonably be withheld. This consent requirement shall not apply in the event either party shall change its corporate name or merge with another corporation. This Non-Disclosure Agreement shall benefit and be binding upon the successors and assigns of the parties hereto.

(14) Both parties agree to take all reasonable precautions to prevent any trading in Company securities by their respective officers, directors, employees and agents having knowledge of the proposed transaction between the parties until the proposed transaction has been sufficiently publicly disclosed. The parties understand and agree that until a press release is issued regarding a proposed transaction between the parties, neither party will disclose the fact that negotiations are taking place, except to professional advisors and to employees of the parties on a need-to-know basis.

(15) It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this agreement by either party or any of its representatives and that the non-breaching party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this agreement but shall be in addition to all other remedies available at law or equity. In the event of litigation relating to this agreement, if a court of competent jurisdiction determines that either party or any of its representatives have breached this agreement, then the breaching party shall be liable and pay to the non-breaching party the reasonable legal fees incurred in connection with such litigation, including an appeal therefrom.


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



 Network Solutions, Inc.                                ------------------------

 By:                                          By:
   --------------------------                   ------------------------------
 Name:                                        Name:
      -----------------------                     ----------------------------
 Title:                                       Title:
       ----------------------                       --------------------------
 Date:                                        Date:
     ------------------------                     ----------------------------


--------------------------------------------------------------------------------



                                    EXHIBIT B

                            NON-DISCLOSURE AGREEMENT

I understand I am an employee assigned to the Registry business of Network Solutions, Inc. ("Network Solutions") or another employee who has a need to know information related to the Registry Business of Network Solutions which is proprietary, confidential or business sensitive, belonging to the Registry Business of Network Solutions, other companies or customers of the Registry Business ("Need to Know Employee"). I agree not to disclose or otherwise disseminate such information to anyone other than Need to Know Employees, except as directed, in writing, by the General Manager of the Registry Business or his/her designee. This prohibition is specifically intended to prevent the disclosure of any such information to Network Solutions' Registrar-assigned personnel. I UNDERSTAND THAT DISCLOSURE OF SUCH INFORMATION TO ANYONE OTHER THAN A NEED TO KNOW EMPLOYEE OR USE OF SUCH INFORMATION COULD RESULT IN PERSONAL LIABILITY FOR SUCH UNAUTHORIZED USE OR DISCLOSURE.

I agree to use such proprietary, confidential and/or business sensitive information only in the performance of requirements necessary to carry out my duties as a Need to Know Employee , and I agree to take suitable precautions to prevent the use or disclosure of such information to any party, other than Need to Know Employees. I will report to the General Manager of the Registry Business or his/her designee any potential violation of this agreement. I further agree to surrender any and all data and information, of any type whatsoever, to the General Manager of the Network Solutions Registry Business or his/her designee upon the termination of my employment as an employee of Network Solutions, or my assignment with the Network Solutions Registry Business.

I certify that I have read and fully understand this Non-Disclosure Agreement and agree to abide by all requirements contained herein. I understand that my strict compliance is essential to Network Solutions Registry Business, and any violation of these requirements may result in termination of my employment.




      Agreed to:                                           Verified:

      --------------------------                           ---------------------------------
      Employee                                             General Manager, Registry

      Date                                                 Date



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

--------------------------------------------------------------------------------


                                    EXHIBIT C

                        REGISTRY BUSINESS ORGANIZATIONAL

                  CONFLICT OF INTEREST AVOIDANCE CERTIFICATION

I hereby certify that I have received training in and understand the requirements of conflict of interest issues and the requirements of the Organizational Conflict of Interest Compliance Plan of the Registry Business of Network Solutions, Inc. I certify that I will strictly comply with the provisions of this Plan. I understand my obligation to (i) refrain from any activities which could pose a personal conflict of interest and (ii) report to the General Manager of the Registry Business, any conflict, whether personal or organizational, which is perceived or identified during the course of my employment with the Registry Business.

                                           CERTIFIED

                               -------------------------------

                                          signature date

                              --------------------------------

                                              name
--------------------------------------------------------------------------------



                        PAGE MODIFIED 28-SEPTEMBER-1999


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